Exhibit 10.1

FIRST AMENDMENT TO THE

FARO TECHNOLOGIES, INC.

2009 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “Plan”) is made and entered into this 14th day of April, 2011, by FARO Technologies, Inc.

1. The Plan is hereby amended by deleting subsection (i) of Section 6 of the Plan in its entirety and replacing it with the following:

“(i) No Repricing of Options and Stock Appreciation Rights. Except as otherwise provided in Section 4(b), the exercise price of an Option and the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant, cancellation in exchange for cash or another Award (including following the Participant’s voluntary surrender of an underwater Stock Option) or otherwise, without the prior approval of the shareholders of the Company.”

2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged, and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, FARO Technologies, Inc. has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

FARO TECHNOLOGIES, INC.

By:	/s/ Jay Freeland
Name:	Jay Freeland
Title:	President and CEO